EXHIBIT 4.1

                               WARRANT AGREEMENT

    THIS WARRANT AGREEMENT (this "Agreement") is made and entered into as of the 4th day of March, 1999 by and between KIBEL GREEN ISSA, INC. (the Warrantholder") and HEMACARE CORPORATION, a California corporation (the "Company").

    WHEREAS, the Warrantholder and the Company are parties to that certain Consulting Agreement dated as of September 4, 1998 (the "Consulting Agreement"), pursuant to which Warrantholder is to receive a warrant to purchase 35,000 shares of the common stock of the Company ("Common Stock"), without par value (the "Common Stock"), subject to vesting as provided herein.

    NOW, THEREFORE, in consideration of the foregoing, and for the purpose of defining the terms and provisions of such warrants, and the respective rights and obligations of the parties with respect thereto, the Company and the Warrantholder hereby agree as follows:

Section 1.  Form of Warrants; Limitations on Transferability.

    1.1 Form and Registration. A Warrant certificate in the form as set forth in Exhibit A attached hereto, shall be issued to the Warrantholder upon the execution and delivery of this Agreement by the Company and the Warrantholder. The Warrant certificate shall be executed on behalf of the Company by its President or by a Vice President, and attested to by its Secretary or an Assistant Secretary.

    A Warrant certificate bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant certificate or did not hold such office on the date of this Agreement.

    The Warrant certificate shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

    Each Warrant certificate shall be numbered and shall be registered on the books of the Company when issued.

    1.2 Transfer. The Warrants shall be transferable only on the books of the Company maintained at its principal office in Sherman Oaks, California, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of a valid and proper transfer, the Company shall execute and deliver a new Warrant certificate to the person entitled thereto.


    1.3 Limitations on Transfer of the Warrants. The Warrantholder agrees that prior to making any transfer or disposition of the Warrants or the shares purchasable upon exercise of the Warrants (the "Shares") or any interest therein, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed transfer or disposition is to be made together with an opinion of counsel, in form and substance satisfactory to the Company, to the effect that: (i) a registration statement or other notification or post-effective amendment

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thereto (hereinafter collectively a "Registration Statement") under the
Securities Act of 1933, as amended (the "Act") is not required with respect to such transfer or disposition or that such a Registration Statement has been filed with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission"), or (ii) all requirements under any federal, state or foreign securities laws have been satisfied or fulfilled such as to permit the proposed transfer or disposition lawfully pursuant to all such laws. Except as provided in Section 11 hereof, the Company shall not be required to cause the Warrants or the Shares to be registered under any securities laws. The Company will, however, respond to reasonable requests from the Warrantholder for assistance in connection with the perfection or qualification of any exemption from registration under applicable securities laws; provided that the Warrantholder pays or reimburses the Company for its costs and expenses incurred in connection therewith. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

    1.4 Legend on Shares and Warrants. Warrantholder hereby represents and warrants to the Company that (i) Warrantholder understands that the offering and sale of the Warrants and the shares purchasable upon exercise thereof have not been, and will not be, registered under the Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and that, as such, the Warrants and the shares purchasable upon exercise thereof will not be freely transferable, that certificates representing the Securities will bear restrictive legends under applicable federal and state securities laws as provided below and shall be subject to stops on transfer. Each certificate for Warrants or Shares issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares or Warrants are subject to a currently effective Registration Statement under the Act and, if required, are subject to a currently effective qualification or registration under any applicable securities laws of any other jurisdiction:

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION
OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE
OR FOREIGN JURISDICTION.  THESE SECURITIES MAY NOT BE SOLD,
TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS
SUCH TRANSACTION IS DULY REGISTERED UNDER THE ACT AND
ALL OTHER APPLICABLE SECURITIES LAWS OR UNLESS SUCH
TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF
THE ACT AND ALL OTHER APPLICABLE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
SUBJECT TO RESTRICTIONS ON TRANSFER UNDER A WARRANT
AGREEMENT DATED AS OF MARCH 4, 1999, A COPY OF WHICH IS ON
FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a registered distribution as provided above) shall also bear

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the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

    1.5 The Warrantholder hereby represents and warrants that it (i) is acquiring the Warrants for its own account for investment purposes only and not with a view to or for sale in connection with a distribution of the Warrants or the Shares; (ii) has relied on its own business and financial knowledge and experience in making the decision to invest in the Warrants; and (iii) has sufficient knowledge and experience in business and financial matters to enable it to use the information made available to it about the Company (including the Company's periodic and other filings with the Securities and Exchange Commission) to evaluate the merits and risks of an investment in the Warrants and to make an informed investment decision with respect thereto.

Section 2.  Exchange of Warrant Certificate.

    Any Warrant certificate may be divided, combined or exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to divide, combine or exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

Section 3.  Term of Warrants; Exercise of Warrants.

    Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific time, on the applicable Vesting Date (as defined in Section 7.1 below), and ending at 5:00 p.m., Pacific time, on September 4, 2003 (unless earlier terminated in accordance herewith), to purchase from the Company (and the Company shall issue and sell to such Warrantholder) any or all of the number of Shares underlying the Warrants which have vested as provided in Section 7.1 below, upon surrender to the Company at its principal office, or upon surrender to any transfer agent designated by the Company for such purposes, of the certificate evidencing the Warrants to be exercised, together with the purchase form attached thereto duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the per share purchase price of $0.31 (the "Warrant Price"), subject to adjustment as provided in
Section 8, for the number of Shares in respect of which such Warrant is then exercised, but in no event for less than 500 Shares (unless less than an aggregate of 500 Shares are then purchasable under all outstanding Warrants held by a Warrantholder). Payment of the aggregate Warrant Price shall
be made in cash or by cashiers or certified check or bank draft.   In lieu
of such payment, Warrantholder shall be entitled to receive, without the payment by the Warrantholder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the company, with the net issue election notice attached hereto as Exhibit B duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                   (A-B)
               X=Y ------
                     A

      Where:    X=   the number of shares of Common Stock to be issued to the
                     Warrant holder.

                Y= the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made.

                A= the fair market value of one share of Common stock, as determined below, as at the time the net issue election is made.

                B= the Exercise Price in effect under this Warrant at the time the net issue election is made.

    For purpose of this Section, fair market value of one share of Common Stock as of a particular date shall mean the closing price of the Company's Common Stock on the OTC Bulletin Board or other quotation medium or stock exchange or which the Common Stock is quoted or listed on the day notice of exercise is provided to the Company as provided above. If the Common Stock is not so quoted or listed as provided above, then the fair market value of one share of Common Stock shall be determined by the Board of Directors of the Company in good faith, which determination shall be conclusive and binding on the Warrantholder.

    Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in the name of the Warrantholder a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and the Warrantholder shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actuallyhave been delivered or that the stock transfer book of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the termination date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company.

    Upon the exercise of a Warrant at a time when there is not in effect under the Act a registration statement relating to the Shares issuable upon exercise thereof and available for delivery to the Warrantholder a prospectus meeting the requirements of Section 10(a)(3) of the Act, the Warrantholder shall represent and warrant in writing to the Company that the Shares purchased are being acquired for investment and not with a view to the distribution thereof. No Shares shall be issuable upon the exercise of any Warrant unless and until any then applicable requirements of the Securities and Exchange Commission, the California Corporations Commissioner, or other regulatory agencies having jurisdiction, and of any exchanges upon which common stock of the Company may be listed, shall have been complied with in full.

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Section 4.  Payment of Taxes.

The Company will pay all United States documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, the Company shall not be required to pay any foreign documentary stamp taxes or tax which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company?s satisfaction that such tax has been paid.

Section 5.  Mutilated or Missing Warrants.

   In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may at its discretion, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 6.  Reservation of Shares.

There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common
Stock issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.


Section 7.  Vesting Date; Early Termination.

    The applicable "Vesting Date" of the Warrants shall be the earliest to occur of (i) September 4, 1998, (ii) the sale of all or substantially all the assets of the Company and (iii) the 15th day prior to the date fixed as the record date or the date of closing the stock transfer books of the Company for the determination of the stockholders entitled to any rights to receive merger consideration or other rights in connection with any proposed merger or consolidation of the Company with respect to which the Company would not be the surviving entity.

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


    7.2 Notwithstanding any other provision of this Agreement to the contrary, the Warrants shall immediately terminate and shall not be or become exercisable upon (a) the breach by Warrantholder of any provision of the Noncompetition Agreement, or (b) the termination of Warrantholder's employment with the company for Cause (as defined below). Cause shall mean
(i) the conviction of a felony in a court of law, (ii) a material breach of fiduciary duty owed to the Company, or (iii) gross neglect of duties by the Warrantholder.

Section 8.  Adjustments.

    The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

    8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

      (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its Common Stock, other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which the Warrantholder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection
8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

      (b) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants; provided, however, that any adjustments which by reason of this subsection 8.1(b) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

      (c) Whenever the number of shares of Common Stock purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares of Common Stock so purchasable immediately thereafter.

      (d) Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by certified or registered mail, return receipt requested, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

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

      (e)     For the purpose of this subsection 8.1, the term "Common
Stock" shall mean the class of stock designated as the Common Stock of the Company at the date of this Agreement. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

    8.2 No Adjustment for Dividends. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants. Subject to any requirements of California corporate laws and regulations, applicable federal and state securities laws and regulations and any securities exchanges or over-the-counter markets upon which the Common Stock is listed or qualified for trading enacted or adopted after the date of this Agreement, the record date for the payment of any dividend or distribution out of earnings made while any of the Warrants are outstanding shall be not less than thirty (30) days after the public announcement of the declaration of such dividend or distribution.

    8.3 Preservation of Purchase Rights upon Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to such action.
In the event of a triangular merger in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection 8.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

    8.4 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be presumptive evidence of the correctness of any computation made under

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

this Section 8.

    8.5 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

Section 9.  Fractional Interests.

    The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the Nasdaq National Market System nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the Nasdaq National Market System or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock in the Nasdaq National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated.
The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the Nasdaq National Market System or on the national securities exchange on which the Common Stock is then listed.

Section 10.  No Rights as Shareholder; Notices to Warrantholder.

    Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time following the Vesting Date and prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

       (a)     any action which would require an adjustment pursuant to
Section 8.1 or 8.3;

       (b) the Company shall make a declaration for the payment of any other dividend or the making of any other distribution upon the Common Stock;

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       (c)     the Company shall make an offer to the holders of Common Stock for the subscription or purchase by them any share of any class or any other rights;

       (d) the capital reorganization of the Company or the reclassification of the capital stock of the Company; or

       (e) the consolidation or merger of the Company with or into another entity, the sale of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall give notice in writing of such event to the Warrant-holder, as provided in Section 12 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

Section 11.  Registration Rights.

    (a) Whenever the Company proposes to file with the Commission a Registration Statement (other than a registration statement on Form S-4 or S-8 or any corresponding future forms, or any other form for a limited purpose which excludes registration of the Shares, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) in connection with the registration of its Common Stock, the Company shall, at least fifteen (15) days prior to each such filing, give written notice of such proposed filing to the Warrantholder and each holder of the Shares, and shall use its reasonable efforts to include in such filing any proposed disposition of the Shares (issued or issuable upon the exercise of Warrants which are then vested in accordance with Section 7, herein) upon receipt by the Company of a written request therefor, given within ten (10) days after such notice is given by the Company, setting forth the facts with respect to such proposed disposition and all other information with respect to such person necessary to be included in such Registration Statement; provided that the Company shall have the right to postpone or withdraw any registration of its Common Stock (and the corresponding registration effected pursuant to this Section 11) without obligation to the Warrantholder or any holder of the Shares.

    (b) Notwithstanding the foregoing, the Company shall not be required to include any Shares in an underwritten public offering unless the Warrantholder or holder of the Shares accepts the terms of the underwriting as agreed upon between the Company and the underwriter(s) selected by it, and then only in such quantity as will not, in the opinion of the managing underwriter(s), jeopardize or be detrimental to the success of the offering (including price) by the Company. In the event that the managing underwriter(s) advise the Company in writing that the inclusion of all or any portion of the Shares in the offering would jeopardize or be detrimental to the success of the offering, the number of the Shares to be included in the offering shall be reduced to the number of Shares, if any, that the managing underwriter(s) believe may be sold without causing such adverse effect. In the event that the managing underwriter(s) advise the Company in writing that the inclusion of a portion of such Shares in the offering would not jeopardize or be detrimental to the success of the offering, and such portion is less than the amount requested for inclusion by all persons having registration rights in respect of the offering, then the amount to be included shall be prorated among the requesting

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

Warrantholder, requesting holders of the Shares and other security holders of the Company possessing similar registration rights in accordance with their relative holdings, it being agreed to by the Company that no person who does not possess such registration rights shall be allowed to participate in the offering to the exclusion of any Shares requested to be included by any holder of the Warrants or the Shares, and such Shares shall be offered and sold on the same terms and conditions as the shares of Common Stock, if any, being offered by the Company in such offering. In the event that any of the Shares are registered in connection with the registration of an underwritten public offering but are not included in such underwritten public offering, those Shares which are excluded from the offering shall be withheld from the market by the Warrantholder or the holder(s) of such Shares for a period, not to exceed 120 days, which the managing underwriter(s) reasonably determine is necessary in order to effect the underwritten public offering. The Company shall use its best efforts to keep effective any Registration Statement covering any of the Shares not subject to or included in an underwritten public offering for a period of 90 days after the later of the effective date of such Registration Statement or the date, if any, that the underwriter(s) specify to be the date upon which such Shares may first be distributed.

     (c) All fees, disbursements and out-of-pocket expenses (other than brokerage or underwriting fees and commissions and legal fees of counsel to the Warrantholder or any holder of the Shares, if any) in connection with the filing of any Registration Statement under this Section 11 and in complying with applicable securities and Blue Sky laws shall be borne by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Shares covered by registrations effected pursuant to this
Section 11 shall not be borne by the Company but shall be borne by the Warrantholder and each holder of the Shares benefited thereby. Notwithstanding the foregoing, the Company shall not be required to register the Shares or perfect any exemption for the offering and sale of the Shares under (i) the securities laws of any foreign jurisdiction or (ii) the securities laws of any State, territory or possession of the United States in the event that registration or the perfection of an exemption under the law of any such State, territory or possession would, in the opinion of the Company, result in the imposition of unreasonable restrictions on the Company or its shareholders, officers, directors or employees. The Company at its expense will supply the Warrantholder and any holder of the Shares with copies of such Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Warrantholder or holder of the Shares. In addition, the Company shall have no obligation to register the Shares in the event the Warrantholder is free to sell such securities under Rule 144 under the Act.


Section 12.  Notices.

    Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

         (a) If to the Warrantholder or a holder of Shares - addressed to Kibel Green Issa, Inc., 2001 Wilshire Boulevard, Suite 420, Santa Monica, CA 90403-5640, Attention: Steven J. Green, President.

         (b) If to the Company - addressed to it at 4954 Van Nuys Boulevard, Sherman Oaks, California 91403, Attention: William D. Nicely, Chief Executive Officer, with a copy to Sheppard, Mullin Richter & Hampton, LLP, 333 South Hope Street, 48th Floor, Los Angeles, California 90071,
Attention:  James M. Rene, Esquire.

    Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 13.  Successors.

    All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 14.  Survival of Representations and Warranties.

    All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

Section 15.  Applicable Law.

     This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State. This Agreement has been executed and delivered by the parties in the State of California.

Section 16.  Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

Section 17.  Entire Agreement; Amendments.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes any and all prior agreements with respect to the subject matter hereof,and may be modified only by a written instrument duly executed by each party affected by any such modification.

Section 18.  Descriptive Headings.

     The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                          HEMACARE CORPORATION
(CORPORATE SEAL)

                                       By: /s/ William D. Nicely
                                          ________________________
                                          William D. Nicely
                                          Chief Executive Officer
ATTEST:

/s/ JoAnn Stover
____________________________
JoAnn R. Stover, Secretary               /s/ Steven J. Green
                                         __________________________
                                         Steven J. Green, President
                                         KIBEL GREEN ISSA, INC.

                                  EXHIBIT A

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSACTION IS DULY
REGISTERED UNDER THE ACT AND ALL OTHER APPLICABLE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND ALL OTHER APPLICABLE SECURITIES LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER A WARRANT AGREEMENT DATED AS OF ______________, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

WARRANT CERTIFICATE NO.  __________

           WARRANT TO PURCHASE _______ SHARES OF COMMON STOCK

                         VOID AFTER 5:00 P.M.,

                  PACIFIC TIME, ON ___________, 20__

                         HEMACARE CORPORATION

           INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

     This certifies that, for value received, _____________________ or permitted assigns (the"Holder"), is entitled to purchase from HEMACARE CORPORATION, a California corporation (the "Company"), at any time before 5:00 p.m., Pacific Time, on _______, 200_, at a per share purchase price of $_____ (the "Warrant Price"), the number of shares of Common Stock, without par value, of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of this Warrant and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

    This Warrant may be exercised in whole or in part by presentation of this certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided on such Purchase Form) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company or at the office of any stock transfer agent designated by the Company for such purposes. Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

    This Warrant is part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to ________ Shares of Common Stock of the Company and are issued under and in accordance with a Warrant Agreement dated as of ________, 19__, between the Company and _____________ (the "Warrant Agreement") and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company. The Warrant Agreement provides for the early termination of this Warrant upon the occurrence of certain events.

    Upon any partial exercise of this Warrants, there shall be countersigned and issued to the Holder a new Warrant certificate in respect of the Shares as to which this Warrant has not been exercised. This Warrant certificate may be exchanged at the principal office of the Company, or at the office of any stock transfer agent designated by the Company for such purposes, by surrender of this Warrant certificate properly endorsed (with a signature guarantee) either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fractional share otherwise issuable upon the exercise of this Warrant. This Warrant is transferable at the principal office of the Company, or at the office of any stock transfer agent designated by the Company for such purposes, in the manner and subject to the limitations set forth in the Warrant Agreement.

    The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

    This Warrant certificate does not entitle the Holder hereof to any of the rights of a shareholder of the Company.

Dated as of:  ___________                      HEMACARE CORPORATION

                                           By:
                                               ------------------------
                                               William D. Nicely
                                               Chief Executive Officer
ATTEST:


___________________________
JoAnn R. Stover, Secretary

                          HEMACARE CORPORATION
                            PURCHASE FORM
                           Mailing Address:
                         HemaCare Corporation
                       4954 Van Nuys Boulevard
                   Sherman Oaks, California  91403


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder,_______ Shares of Common Stock provided for therein, and requests that certificates f or such Shares be issued in the name of:

________________________________________________________________
(Please Print or Type Name, Address and Social Security Number)
________________________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

I hereby make the following representations and warranties with respect to the Shares I am hereby acquiring: (i) I am purchasing the Shares for my own account, for investment purposes only and not with a view to or for sale in connection with the distribution of such Shares; (ii) I have relied on my own business and financial knowledge and experience in making the decision to invest in the Shares; (iii) I have sufficient knowledge and experience in business and financial matters to enable me to use the information made available to me about the Company (including the Company's periodic and other filings with the Securities and Exchange Commission) to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto; and (iv) I have no reason to anticipate any change in circumstances, financial or otherwise, that necessitate or require any sale or distribution of the Shares.

Dated:  ___________________________________________

Name of Holder or Assignee:  ______________________________________________
                                              (Please Print)

Address: __________________________________________________________________

         __________________________________________________________________


Signature:_________________________________________________________________

Note:	The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned

Signature Guaranteed:

________________________________________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc. The guarantor of signature must be a participant in the Medallion Stamp Program.)

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

___________________________________________________________________
(Name and Address of Assignee Must Be Printed or Typewritten)

the within Warrant, hereby irrevocably constituting and

appointing ______________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


Dated:  _____________    __________________________________________________
                                   Signature of Registered Holder


                         The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

____________________________________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc. The guarantor of signature must be a participant in the Medallion Stamp Program.)

                                EXHIBIT B

                           Net Issue Election



HemaCare Corporation
4954 Van Nuys Boulevard
Sherman Oaks, CA  91403

Ladies and Gentlemen:

	The undersigned hereby elects under Section __ of the Warrant dated ________
    (the "Warrant"), to exercise its right to receive ________ shares of Common
    Stock pursuant to the Warrant.  The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:


    Name for Registration: _________________________________________________

    Mailing Address:       _________________________________________________

                           _________________________________________________



                           Name:   _____________________________________
                           By:     _____________________________________
                           Its:    _____________________________________